Ninth Amendment to the Licensing Agreement previously entered into on the 12th day of July, 2010

Between:

Nanotech Industries Inc., a Delaware corporation.

hereinafter referred to as “Licensor”

And:

Nanotech Industries International Inc., a Nevada corporation (and a wholly owned subsidiary of Hybrid Coating Technologies Inc.)

hereinafter referred to as “NTI” or the “Company”)

(collectively referred to as the “Parties”)

WHEREAS the Parties previously entered into a Licensing Agreement on July 12, 2010 (“Licensing Agreement”), into an Amendment Agreement on March 17, 2011, into a Second Amendment Agreement on July 7, 2011, into a Third Amendment Agreement dated June 28, 2013, into a Fourth Amendment Agreement dated December 13, 2013, into a Fifth Amendment Agreement dated March 31, 2014, into a Sixth Amendment Agreement dated April 9, 2014, into a Seventh Amendment dated May 6, 2014 and into an Eighth Amendment dated August 19, 2014 (collectively the “Agreement”);

WHEREAS the Parties would like to amend the Agreement to expand the definition of certain licensing fees and consideration, the whole as set forth below, to include payment in shares of the Company’s Common Stock and/or warrants at the sole discretion of the Company, which shares shall have a fair market value calculated as the closing price reported by the over-the-counter market for the previous trading day (“Shares”) and, which warrants shall include a cashless exercise and be exercisable at a price per share equal to the Common Stock par value and expiring 10 years from the date of issuance and which, .if so issued, shall be issued in the form of warrant pursuant to Regulation D, or in the form of Warrant pursuant to Regulation S, both attached herewith as Annex A (“Warrants”);

WHEREAS to this end the Parties have agreed to enter into this Ninth Amendment to the Licensing Agreement (“Ninth Amendment Agreement”):

1.

The terms for payments of various licensing fees and Exclusivity in various territories to sell and manufacture the LICENSOR Product granted by the Licensor to the Company are set out in the Agreement.

2.	The following terms in the Agreement are henceforth with defined as follows:

(i)

The one- time royalty fee equal to US $150,000 and payable to the Licensor pursuant to the Amendment Agreement, in consideration for the right to manufacture and sell in the Russian Territory (as defined in the Amendment Agreement) shall be payable, at the Company’s sole discretion, in lawful US currency and/or Shares and/or Warrants.

(ii)

The consideration equal to US $2,000,000 and payable to the Licensor pursuant to the Fifth Amendment Agreement, in consideration for the Added Applications (as defined in the Fifth Amendment Agreement) shall be payable, at the Company’s sole discretion, in lawful US currency and/or Shares and/or Warrants.

(iii)

The consideration equal to US $1,250,000 and payable to the Licensor pursuant to the Sixth Amendment Agreement, in consideration for the extension to the payment deadline for the rights of exclusivity to manufacture and sell the LICENSOR Product in the European Continent Territory (as defined in the Sixth Amendment Agreement) shall be payable, at the Company’s sole discretion, in lawful US currency and/or Shares and/or Warrants.

(iv)

The consideration equal to US 500,000 and payable to the Licensor pursuant to the Seventh Amendment Agreement, in consideration for the LICENSOR Product to include SFI (as defined in the Seventh Amendment Agreement) shall be payable, at the

Company’s sole discretion, in lawful US currency and/or Shares and/or Warrants.

3.

The Agreement, as amended by this Ninth Amendment Agreement, remains in full force and effect and is hereby ratified and confirmed. Provisions of the Agreement that have not been amended or terminated by this Ninth Amendment Agreement remain in full force and effect, unamended.

4.	The Parties expressly warrant and guarantee that they have obtained all necessary requisite approvals and that they have the authority to enter into this Ninth Amendment Agreement.

5.	The Preamble to this Ninth Amendment Agreement is incorporated herein by this reference and made a material part of this Ninth Amendment Agreement.

6.

This Ninth Amendment Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Parties have executed and delivered this Ninth Amendment Agreement on September 10, 2014.

Nanotech Industries Inc.

By:       /s/: Joseph Kristul

Title: President and CEO

Nanotech Industries International Inc.

By:       /s/: Joseph Kristul

Title: President and CEO

ANNEX A